                                                                 EXHIBIT 10.4(a)

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT ("Agreement") is made this the 9th day of December, 1997 by and among Blue Rhino Corporation, a Delaware corporation ("Buyer") and Bison Propane Bottle Exchange LLC, a Kansas limited liability company, ("Seller").

                                R E C I T A L S:
                                ---------------

     The Seller desires to sell to the Buyer and the Buyer desires to purchase from the Seller its propane gas cylinder exchange business and certain operating assets of the Seller, upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants of the parties hereinafter expressed, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

                                   ARTICLE I

                          PURCHASE AND SALE OF ASSETS
                          ---------------------------

     1.1  Assets to be Purchased.  Subject to the terms and conditions hereof,
          ----------------------
on the Closing Date (as hereinafter defined), the Seller agrees to sell to the Buyer and the Buyer agrees to purchase from the Seller the following assets and business of the Seller ("Assets").

     (a) All right title and interest in and to all of Seller's retail propane cylinder exchange accounts and locations ("Locations") as set forth on
          Schedule 1.1(a) hereto and all other Locations acquired or set by the Seller prior to the Closing Date. It is estimated that approximately eight hundred fifty (850) to nine hundred (900) Locations will be purchased and transferred as a part of this transaction. No Locations set forth on Schedule 1.1(a) will be closed after
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          October 23, 1997 except (i) in the ordinary course of business or (ii)
          with the written consent of Buyer.

     (b) All of the racks or displays ("Racks") located at the Locations as set forth on Schedule 1.1(a) hereto. It is estimated that there will be approximately nine hundred (900) Racks as of the Closing and no Racks may be removed from any such Location after October 23, 1997 until Closing except (i) in the ordinary course of business or (ii) with the written consent of Buyer.

     (c) The propane gas cylinder exchange business as conducted by the Seller as of October 23, 1997 at the Locations set forth on Schedule 1.1(a) adjusted for changes in the ordinary course of business until Closing.

     (d) All of the goodwill, records, trade secrets, proprietary data, franchises, dealer agreements and all other intangible rights of the Seller used or useful in the propane gas cylinder exchange business of the Seller and relating to the Assets.

     (e) All business records relating to the Assets including (but not limited to) all sales data, customer lists, records and files, accounts, contracts, performance data, and all other data and information applicable to the operation of Seller's cylinder exchange business.

     1.2  Liabilities and Obligations to be Assumed.  Subject to the terms and
          -----------------------------------------
conditions hereof, as of the Closing Date, the Seller agrees to assign and transfer to the Buyer and the Buyer agrees to pay or assume the unperformed contracts, purchase and sale commitments, and other agreements or instruments to which the Seller is a party, of the Seller which are listed and described in
Schedule 1.2 hereof.

     The liabilities referred to in this Section are herein sometimes collectively called the "Assumed Obligations."

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     Notwithstanding the foregoing, if the assignment and transfer of any of the
Assumed Obligations would cause a breach thereof and if no required consent to such assignment and transfer has been obtained from the third party involved, then such obligation or instrument shall not be assigned and transferred, but the Buyer shall act as agent for the Seller in order to obtain for the Buyer the benefits under such obligation or instrument.

     Notwithstanding anything to the contrary contained herein, the following liabilities are not to be paid or assumed by the Buyer hereunder.
                ---

     (a) any liability for any federal, state or local income taxes of the Seller or its owners, all of which taxes will be timely paid and borne entirely by the Seller and the owners; Seller and the owners shall be solely responsible for paying whatever federal, state or local income taxes are incurred by them as a result of this transaction and the Buyer's purchase of the Assets pursuant to this Agreement, and the Buyer shall have absolutely no liability therefor;

     (b) any litigation, or claims and assessments of Seller not yet in litigation, whether or not identified on Schedule 2.14 arising prior to the Closing Date;

     (c) any labor or unfair labor practices or employment discrimination claims;

     (d) any obligations of the Seller under any profit-sharing or any other employee benefit plans; and

     (e)  any other liability of any kind whatsoever, known or unknown.

     1.3  Purchase Price; Payment.  Subject to the terms and conditions of this
          -----------------------
Agreement and in reliance on the representations and warranties of the Seller contained herein, and in consideration of the sale, conveyance, transfer and delivery of all of the Assets, the Buyer agrees to pay to the Seller a purchase price of one million five hundred thousand ($1,500,000) dollars (in addition to the assumption of liabilities as set

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forth in Section 1.2), subject to adjustment as herein provided, if any, which amount shall be payable as follows:

     (a) If Buyer has a SEC registered public offering ("IPO") prior to or simultaneously with the Closing, then fifty (50%) percent of the total purchase price shall be paid by transfer and delivery of Seller's unregistered common stock at the same price as sold in the IPO and fifty (50%) percent of the total purchase price in cash; or

     (b) If Buyer does not have an IPO but has a private placement common stock offering prior to or simultaneously with the Closing, the purchase price will be paid fifty (50%) percent in cash and Seller shall have an option to receive the balance in either cash or Seller's unregistered common stock priced at the same price as the private placement; or

     (c) If Buyer does not have any IPO or private placement stock offering prior to the Closing, the purchase price shall be payable fifty (50%) percent in cash at Closing and the balance as follows:

          (1) If the Buyer has an IPO within twelve (12) months after the Closing, the balance by transfer and delivery of unregistered common stock of the Seller valued at the same sales price as sold to the public in the IPO; or

          (2) If the Buyer does not have an IPO but has a private placement of common stock of at least $2,000,000 within twelve (12) months after the Closing, then the Seller shall have the option to receive the balance in either cash (plus a sum equal to eight (8%) percent annual interest from the Closing Date) or unregistered common stock of the Seller valued at the same price as the private offering either payable or deliverable at the date of the closing of the private placement; or

          (3) If the Buyer does not have an IPO or private placement of at least $2,000,000 within twelve (12) months after the Closing, then the balance plus interest at eight

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               (8%) percent annual rate from the Closing Date, due in cash twelve (12) months after the Closing.

     1.4  Adjustments to Purchase Price.  The purchase price will be adjusted as
          -----------------------------
follows:

     (a) Increase: The purchase price will be increased by one thousand six hundred sixty-six ($1,666) dollars per Location for all Locations in excess of nine (900) hundred transferred to Buyer at the Closing.

     (b) Decrease: The purchase price will be decreased by one thousand six hundred sixty-six ($1,666) dollars per Location for all Locations less than eight hundred fifty (850) transferred to Buyer at the Closing.

     (c) Exclusion: Any Location with less than an average of four (4) cylinder exchanges per month over the twelve (12) months prior to the Closing in which it is transferred shall be excluded in this purchase price adjustment except that any Locations set less than six (6) months prior to Closing will be included by mutual agreement of the parties, subject to arbitration as set forth in this Agreement.

     (d) Method of adjustment: Any adjustment in the purchase price shall be made at the Closing. There will be a ninety (90) day period after the Closing for Buyer to verify the accuracy of the Locations transferred to Buyer as set forth in this Section. Any adjustment resulting from Buyer's verification will be paid in cash within ninety (90) days after the Closing.

     1.5  Closing.  The Closing transactions contemplated hereby (the "Closing"
          -------
or "Closing Date") will occur at 10:00 a.m. on or before the earlier of (i) the closing of Buyer's IPO or (ii) January 5, 1998 at the offices of the Seller or at such other time, date or place as the parties may agree, provided that all conditions to the Closing have been satisfied or waived in writing. On the Closing Date, the Seller shall

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execute and deliver to the Buyer appropriate instruments of assignment, transfer and conveyance and such other documents as the Buyer or its counsel shall reasonably request or as specified in this Agreement. In exchange, the Buyer shall deliver to the Seller the purchase price due and such other instruments of assumption and documents as the Seller or its counsel shall reasonably request or as specified in this Agreement. The Seller will cooperate with and assist the Buyer in planning and orderly transfer of the business and the Assets to the Buyer and will cooperate in good faith with the Buyer in achieving the Closing on or before the date set forth above.

     1.6  Bulk Sales Act.  The parties hereto agree to waive compliance with the
          --------------
Bulk Sales Act as in effect in the State of Kansas.

     1.7  Allocation of Purchase Price.  The purchase price shall be allocated
          ----------------------------
as set forth in Schedule 1.7 attached hereto.

     1.8  Proration.  All revenue and cash expenses of the Locations and
          ---------
property taxes relating to the Assets shall be prorated between the parties as of the Closing Date.

     1.9  Lockup Agreement.  If the Seller receives part of the purchase price
          ----------------
in unregistered common stock of Buyer as set forth in Section 1.3(c), then Seller agrees to enter into any lockup agreement for such stock as required by Buyer's underwriters of any IPO for all then existing security holders.

                                   ARTICLE II

            REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER
            -------------------------------------------------------

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     The Seller hereby makes the following representations, warranties and covenants, each of which is true and correct on the date hereof and will be true and correct on the Closing Date and each of them shall survive the Closing Date and the sale contemplated hereby.

     2.1  Limited Liability Company Existence and Qualification of Seller.  The
          ---------------------------------------------------------------
Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Kansas. The Seller has the power and authority to own and use its properties and to transact the business in which it is engaged, holds all franchises, licenses and permits necessary and required therefor, and is licensed in all jurisdictions where it is required to be licensed or qualified to do business as a foreign company in any other jurisdiction.

     2.2  Approval of Agreement.  The execution and delivery of this Agreement
          ---------------------
has been duly authorized and approved by the Manager of the Seller and by its Members. Pursuant to such authorization and approval, the Seller has full power and authority to enter into this Agreement and to perform its obligations hereunder.

     2.3  Financial Information.  Attached hereto as Schedule 2.3 is the
          ---------------------
Financial Information prepared by the Seller relating to the revenues and cylinder exchanges for each of the Locations over the twelve (12) months ending December 31, 1996 and September 30, 1997 (to be updated as of one month prior the Closing). Such Financial Information is hereinafter referred to as the "Financial Information." The Financial Information is true, complete and correct and has been prepared by the Seller and presents fairly and accurately the Financial Information as of the dates indicated.

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     2.4  Events Subsequent to September 30, 1997.  Since September 30, 1997,
          ---------------------------------------
except as set forth on Schedule 2.4 hereto, there has been no (a) change in the condition of the Assets or liabilities (ordinary wear and tear excepted) relating to the cylinder exchange business of the Seller other than changes in the ordinary course of business, none of which have been materially adverse; or
(b) damage, destruction or loss, whether covered by insurance or not, affecting the Assets or cylinder exchange business of the Seller.

     2.5  Assumed Obligations.  The Assumed Obligations to be assumed by the
          -------------------
Buyer under the provisions of Section 1.2 hereof are all valid and in full force and effect and no party to any such Assumed Obligation is in default with respect to any term or condition thereof, nor has any event occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration of any obligation of any party thereto. Except as specifically set forth on Schedule 2.5 hereto, none of the Assumed Obligations will result in a penalty upon termination. The Assumed Obligations will be valid and in full force and effect on the Closing Date.
Each Assumed Obligation will be duly assigned to the Buyer at the Closing and upon such assignment, the Buyer will acquire all of the Seller's right, title and interest in and to such Assumed Obligation and will be substituted for the Seller under the terms of such Assumed Obligation. The Seller has delivered to the Buyer true, correct and complete copies of the contracts, agreements or other documents creating or evidencing each Assumed Obligation.

     2.6  True and Complete Copies.  Copies of agreements, written contracts and
          ------------------------
documents delivered and to be delivered hereunder by the Seller and the Shareholders are and will be true and complete copies of such agreements, contracts and documents.

     2.7  Personal Property.  Except as set forth on Schedule 2.7 hereto, the
          -----------------
Seller has good and marketable title to all personal property comprising the Assets, except any subsequently sold in the ordinary

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course of business, free and clear of all mortgages, options, liens, charges, security interests, leases, covenants, conditions, agreements, claims, restrictions and other encumbrances of every kind and there exists no restriction on the use or transfer of such property.

     2.8   Real and Personal Property - Leased by the Seller.  The Seller does
           -------------------------------------------------
not lease any of the Assets.

     2.9   Patents, Trademarks and Other Intangible or Intellectual Property.
           -----------------------------------------------------------------
Set forth on Schedule 2.9 hereto is a customer list which is true and correct as of the date indicated.

     2.10  Use and Condition of Property.  All of the Assets to be transferred
           -----------------------------
to Buyer are in good operating condition and repair as required for their use in the business of the Seller as presently conducted or planned, and to the best of Seller's knowledge conform to all applicable laws, and no notice of any violation of any law, statute, ordinance, or regulation relating to any of such property or assets has been received by the Seller, to the best of its knowledge, except such as have been fully complied with. All Assets comply with all applicable zoning and building code ordinances and all applicable fire, environmental, occupational safety and health standards established by law or regulation and the same use thereof by the Buyer will not result in any violation of any such code, ordinance, or standard. To the best of Seller's knowledge, there is no pending, or to the best of the Seller's and the Shareholders' knowledge, no proposed or threatened change in any such code, ordinance or standard which would materially adversely affect the business of the Seller or the use of the Assets.

     2.11  Licenses and Permits.  To the best of its knowledge, Seller has all
           --------------------
licenses and permits required for the conduct of its cylinder exchange and such licenses and permits are valid and in full force and effect.

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To the best of Seller's knowledge, such licenses and permits are freely transferable by the Seller, and following the consummation of the transactions contemplated hereby, and the Buyer will have all right, title and interest of the holder thereof.

     2.12  Contracts and Commitments.  Except as set forth in Schedule 2.12
           -------------------------
hereto and relating only to the cylinder exchange business, the Seller does not have outstanding:

     (a) Any arrangement or other agreement which involves (i) a sharing of profits, (ii) future payments to other persons, or (iii) any joint venture contract or arrangement.

     (b) Any contract containing covenants materially limiting the freedom of the Seller to compete in its business or with any person or in any area except as limited by Seller's Articles of Organization.

     (c) Any contract or commitment not made in the ordinary course of business which is material to the cylinder exchange business, financial condition or operations of the Seller.

     (d) Any other material contract or commitment which is not cancelable without penalty on thirty (30) days notice or less and which is not specifically set forth on any other Schedule hereto.

     2.13  No Breach of Statute, Decree, Order or Contract.  As it relates to
           -----------------------------------------------
the Assets, Seller is not in default under or in violation of, any applicable statute, law, ordinance, decree, order, rule, or regulation of any governmental body, or the provisions of any franchise or license, or in default under, or in violation of, any provision of its articles or operating agreement, by-laws, any promissory note, indenture or any evidence of indebtedness or security therefor, lease, contract, purchase or other commitment or any other agreement to which the Seller is a party or by which it is bound which may result in an adverse effect on the business or condition, financial or otherwise, of the Seller; and the execution of this Agreement and the consummation

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of the transactions contemplated hereby has not and will not constitute or result in any such default, breach or violation or in the creation of any lien, charge or encumbrance upon any Asset.

     2.14  Litigation.  Except as set forth on Schedule 2.14 hereto, there is no
           ----------
suit, claim, action or proceeding now pending or to Seller's knowledge, threatened before any court, administrative or regulatory body, or any governmental agency, nor are there any grounds therefor, to which the Seller is a party or which may result in any judgment, order, decree, liability or other determination which will, or could, have any adverse effect upon any Asset or Assumed Obligation. No such judgment, order or decree has been entered against the Seller nor has any such liability been incurred which has, or could have, such effect. There is no claim, action or proceeding now pending or threatened before any court, administrative or regulatory body, or any governmental agency, which will, or could, prevent or hamper the consummation of the transactions contemplated by this Agreement.

     2.15  Insurance Policies.  Set forth on Schedule 2.15 hereto is a list of
           ------------------
all insurance policies and bonds in force covering the Seller and any of its properties, operations or personnel. Policies thereon described evidence insurance in such amounts and against such risks and losses as are generally maintained with respect to comparable businesses and properties.

     2.16  Books and Records.  As relates to the Assets, the books of account,
           -----------------
limited liability company books and other records of the Seller are in all material respects complete and correct, have been maintained in accordance with good business practices and the matters contained therein are accurately reflected on the Financial Information, to the extent appropriate.

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     2.17  Products Liability.  To the best of Seller's knowledge, there exist
           ------------------
no claims, whether known or unknown, against the Seller for injury to person or property of its employees or any third persons suffered as a result of the sale of any products or services sold by the Seller prior to the date of this Agreement, including, but not limited to, claims arising because of the defective or unsafe nature of its equipment or service. The Seller has and on the Closing Date will have full and adequate insurance coverage for potential products liability claims against it.

     2.18 Investment Representations.
          --------------------------

     (a) The Seller is a "U.S. Person" (as defined in Rule 902(17 CFR Section 230.902) under the Federal Securities Act of 1933, as amended ("Securities Act").

     (b) The Seller is a Kansas limited liability company whose situs for purposes of securities laws is the State of Kansas.

     (c) The Seller is acquiring the shares to be delivered as a portion of the consideration for the Assets sold hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws. Each certificate for the stock will be imprinted with a legend in substantially the following form:

               "The securities represented by this certificate were originally issued on _______ ___, 1998, and have not been registered under the Federal Securities Act of 1933, as amended. The transfer of the securities represented by this certificate is subject to the terms of the Asset Purchase Agreement, dated November ___, 1997, between Blue Rhino Corporation (the "Issuer") and Bison Propane Bottle Exchange LLC; and the Issuer reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer."

     (d) The Seller has the financial ability to bear the economic risk of an investment in the securities, has adequate means of providing for its current needs and contingencies, has no need for liquidity in such investment and could afford a complete loss of such investment.

     (e) The Seller was not formed for the specific purpose of acquiring the shares to be issued in this transaction.

     (f) The Seller's overall commitment to investments which are not readily marketable is not disproportionate to its net worth and its investment in the Buyer will not cause such overall commitment to become excessive.

     (g) The Seller has such knowledge and experience in financial and business matter that it is capable of evaluating the merits and risks of its investment in the common stock of Buyer.

     (h) The Seller has been given full opportunity to ask questions of and to receive answers from representatives of the Buyer concerning the terms and conditions of the investment and the business of the Buyer and such other information as it desires in order to evaluate an investment in the securities and all such questions have been answered to the full satisfaction of the Seller.

     (i) In making its decision to acquire the shares, the Seller has relied solely upon independent investigations made by it. In addition, the Seller initially learned of the investment through a direct communication, and was never presented or solicited by (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio; (ii) any seminar or meeting whose attendees, including the Seller, had been invited as a result of, subsequent to or pursuant to any of the foregoing; or (iii) any other form of general solicitation.

     (j) The Seller understands that the shares have not been registered under the Securities Act, the securities laws of any state, and are being issued in reliance upon specific exemptions from registration thereunder, and the Seller agrees that the shares may not be sold, offered for sale, transferred, pledged, hypothecated or otherwise disposed of except pursuant to (i) a registration statement with respect to such securities which is effective under the Securities Act and under the securities act of any state; (ii) Rule 144 under the Securities Act; or (iii) any other exemption from registration under the Securities Act or under the securities act of any state relating to the disposition of securities, provided an opinion of counsel is furnished, reasonably satisfactory in form and substance to the Buyer, that an exemption from the registration requirements of the Securities Act and such state act is available. The Seller understands the legal consequences of the foregoing to mean that it may be required to bear the economic risk of its investment in the shares for an indefinite period or time. The Seller understands that any instruments initially representing the shares shall bear legends restricting the transfer thereof. The Seller agrees not to resell or otherwise dispose of all or any shares except as permitted by law, including, without limitation, any and all applicable provisions of this Section, this Agreement and any regulations under the Securities Act and any state law or regulations.

     (k) The Seller understands that no federal or state agency has made any finding or determination as to the fairness of an investment in, or any recommendation or endorsement of, the shares.

     2.19  No Material Misstatement or Omissions.  Sections 2.1 through and
           -------------------------------------
including 2.18 of this Article II, including the material contained in the Schedules referred to in said Sections, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not materially false or misleading. There is no fact which materially adversely affects or in the future may (so far as the Seller reasonably foresees) materially adversely affect the business, properties or financial or

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business condition of the Seller which has not been set forth therein.  The representations, warranties and covenants made in this Article will be true and complete on and as of the Closing with the same force and effect as though made on and as of the Closing.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE BUYER
                  -------------------------------------------

     The Buyer hereby makes the following representations and warranties, each of which is true and correct on the date hereof and will be true and correct on the Closing Date, and each of which shall survive the Closing Date and the sale contemplated hereby.

     3.1  Corporate Existence of Buyer.  The Buyer is be a corporation duly
          ----------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. The Buyer has the corporate power and authority to own and use its properties and to transact the business in which it is engaged.

     3.2  Approval of Agreement.  The execution and delivery of this Agreement
          ---------------------
will have been duly authorized and approved by proper corporate action of the Buyer. Pursuant to such authorization and approval, the Buyer will have full power and authority to enter into this Agreement and to perform its obligations hereunder.

     3.3  No Breach of Statute, Decree, Order or Contract.  The execution of
          -----------------------------------------------
this Agreement and the consummation of the transactions contemplated hereby have not and will not constitute or result in the breach of any of the provisions of or constitute a default under, the articles or certificate of incorporation or by-laws of the Buyer, or any promissory note, indenture, evidence of indebtedness or security therefor, lease, contract, purchase or other commitment or any other agreement to which the Buyer is a party or by which it is bound which would have a material adverse effect on the Buyer, taken as a whole.

                                  ARTICLE IV

                        COVENANTS CONCERNING THE SELLER
                        -------------------------------

     The Seller covenants and agrees with the Buyer that, from and after the date of this Agreement and until the Closing, the Seller will conduct its business subject to the following provisions and limitations:

     4.1  Operation of Business.  Unless the prior written consent of the Buyer
          ---------------------
is otherwise obtained as relates to the cylinder exchange business, the Seller will:
     (a) not enter into any contract or commitment or engage in any transaction which is not in the usual and ordinary course of business or which is inconsistent with past practices;

     (b)  not sell or dispose of or encumber any of the Assets;

     (c) not create, assume, incur or guarantee any indebtedness other than (i) in the usual and ordinary course of business and with a maturity date of less than one year or (ii) that incurred pursuant to existing contracts disclosed in the Schedules delivered pursuant hereto;

     (d) not make or institute any unusual or novel method of transacting business or change any accounting procedures or practices or its financial structure;

     (e) not perform any act, or attempt to do any act, or permit any act or omission to act, which will cause a breach of any material contract, commitment or obligation to which the Seller is a party;

     (f)  operate its business in the usual, regular and ordinary course;

     (g) maintain its assets and properties in good repair, order and condition, reasonable wear and tear excepted;

     (h) insure all property owned or leased by it against all ordinary and insurable risks (except in respect of any leased property where the terms of the lease do not impose on the lessee the obligation to maintain insurance) and will operate, maintain and repair all its property in a careful, prudent and efficient manner;

     (i) maintain and keep in full force and effect, fire and other insurance on assets and property, and liability and other casualty insurance providing substantially the amount and type of coverage in effect on the date hereof;

     (j) not take any action which would interfere with the ability of the Seller to perform this Agreement, which would prevent the performance of this Agreement, or which would impair the value of the business or assets being acquired by the Buyer in this transaction;

     (k) use its best efforts to preserve its business organizations intact and keep available to the Buyer, to the extent desired by the Buyer, the services of its present employees and agents, and also use its best efforts to preserve the goodwill of suppliers, customers, distributors and others having material business relations with it.

     4.2  Full Access.  As relates to the Assets, representatives of the Buyer
          -----------
shall have full access at all reasonable times to all premises, properties, records and contracts of the Seller, and the Seller will furnish to the Buyer any information in respect of the business and affairs of the Seller as the Buyer may from time to time request. Such examination and investigation by the Buyer shall not affect the warranties and representations of the Seller contained in this Agreement.

                                   ARTICLE V

                     CONDITIONS TO THE BUYER'S OBLIGATIONS
                     -------------------------------------

     The obligations of the Buyer to consummate the transactions provided for in this Agreement shall be subject to the satisfaction of each of the following conditions on or before the Closing Date, subject to the right of the Buyer to waive any one or more of such conditions:

     5.1   Representations and Warranties of Seller.  The representations and
           ----------------------------------------
warranties of the Seller contained in this Agreement and in the certificates and papers to be delivered to the Buyer pursuant hereto and in connection herewith shall be true and correct in all respects on the date hereof and on the Closing Date (except for changes specifically permitted hereunder) as though such representations and warranties were made on the Closing Date.

     5.2   Performance of this Agreement.  The Seller shall have duly performed
           -----------------------------
or complied with all of the obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing Date.

     5.3   Material Adverse Change.  There shall have been no material adverse
           -----------------------
change, casualty or loss actual or threatened, in the Assets or Assumed Obligations, cylinder exchange business or condition, financial or otherwise, of the Seller whether or not covered by insurance, as a result of any cause whatsoever.

     5.4   No Violations of Law or Litigation.  At the Closing Date there shall
           ----------------------------------
exist no violations of any federal, state or local law or regulations materially affecting the assets, goodwill or the business of the Seller, and no governmental agency or body shall have made charges of any such violations or shall have instituted, threatened or intimated any action which would have a material adverse effect on and/or preclude the transaction contemplated by this Agreement.

     5.5   Receipt of Documents.  The Buyer shall have received, in form and
           --------------------
content satisfactory to it, all documents required to be delivered to it hereunder, and such other documents (in addition to the foregoing) as may reasonably be required by the Buyer in connection with this Agreement and the transaction hereunder.

     5.6   Certificate of the Seller.  The Buyer shall have received a
           -------------------------
certificate signed by the Manager of the Seller dated as of the Closing Date, and subject to no qualification, certifying that the conditions set forth in this Article have been fully satisfied. Such certificate shall be deemed a representation and warranty of the Seller under this Agreement.

     5.7   Authorization and Good Standing.  The Buyer shall have received from
           -------------------------------
the Seller:

     (a) A certificate that this Agreement has been duly executed and delivered on behalf of the Seller, is valid, binding and enforceable against the Seller in accordance with its terms, and has received all requisite approval by the Manager and Members of the Seller.

     (b) A certificate that the Seller is a limited liability company duly organized, validly existing and in good standing under the laws of Kansas. The Seller is duly qualified as a foreign company in good standing under the laws of any states where the nature of its business and its operations require such qualification. The Seller has full power and authority to own and use its properties and carry on its business as being conducted immediately prior to the Closing Date.

     (c)   A Certificate of Good Standing from the State of Kansas.

     (d) Such Uniform Commercial Code, judgement and tax reports sufficient to show that the Assets and Assumed Obligations are not subject to any liens or encumbrances.

     5.8   No Lawsuits.  No suit, action or other proceeding or investigation
           -----------
shall be threatened or pending before or by any court or governmental agency concerning this Agreement or the consummation of the transactions contemplated hereby, or in connection with any material claim against the Seller not disclosed on the Schedules hereto. No governmental agency shall have threatened or directed any request for information concerning this Agreement, the transaction contemplated hereby or the consequences or implications of such transaction to the Buyer or the Seller, or any member, officer, director, employee or agent of either of them.

     5.9   No Restrictions.  There shall exist no conditions, restrictions or
           ---------------
reservations affecting the title to or utility of the Assets and Assumed Obligations which would prevent the Buyer from occupying and utilizing the Assets and Assumed Obligations, or any part thereof, to the same full extent that the Seller might continue to do so if the sale and transfer contemplated hereby did not take place.

     5.10  Consents.  All consents and approvals necessary to insure that the
           --------
Buyer will continue to have the same full rights in respect to the Assets and Assumed Obligations as the Seller had immediately prior to the consummation of the transaction contemplated hereunder shall have been obtained. The Seller makes no representations or warranty that any of Seller's current customers will remain with Buyer after the Closing.

     5.11  Documents.  The Buyer shall receive from the Seller on the Closing
           ---------
Date:

     (a) Appropriate documents conveying to the Buyer good and marketable title to the Assets being transferred; and

     (b) Assignments of the Assumed Obligations being assumed by the Buyer pursuant to the provisions of Section 1.2 hereof, with related consents if any are so required.

     5.12  Delivery of Certain Records.  All books and records of the Seller
           ---------------------------
relating to the Assets being transferred and all other information and records requested by the Buyer, shall have been made available to the Buyer for inspection, and shall be in form and content satisfactory to the Buyer and its counsel. The Seller shall have delivered the business records promised to the Buyer pursuant to Section 1.1(e) hereof.

     5.13  Approval of Counsel.  The validity of the transaction herein
           -------------------
contemplated and the form and substance of all opinions, instruments and other documents or certificates to be delivered by the Seller hereunder shall be reasonably satisfactory to House Law Firm, counsel for the Buyer.

     5.14  Purchase of Cylinders.  Simultaneously with this Closing, the Buyer
           ---------------------
or its Distributors shall purchase all of the propane gas cylinders owned by Seller at a purchase price of seventy-five (75%) percent of retail cost for cash, excepting those cylinders located in Colorado.

     5.15  Colorado.  An agreement has been negotiated and finalized between
           --------
Seller and Anamo Services, Inc., the existing Buyer's Distributor in Colorado to combine the Seller's Assets located in said state with the Assets and business of Anamo Services, Inc. to operate a cylinder exchange business and such business has become the Buyer's Distributor for Colorado.

     5.16  Further Assurances.  The Buyer shall have received such further
           ------------------
instruments and documents as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained and the performance of all conditions to the consummation of such transactions.

                                  ARTICLE VI

                     CONDITIONS TO THE SELLER'S OBLIGATIONS
                     --------------------------------------

     The obligations of the Seller to consummate the transactions provided for in this Agreement shall be subject to the satisfaction of each of the following conditions on or before the Closing Date, subject to the right of the Seller to waive any one or more of such conditions:

     6.1   Representations and Warranties of the Buyer.  The representations and
           -------------------------------------------
warranties of the Buyer contained in this Agreement and in the certificates and papers to be delivered to the Seller pursuant hereto and in connection herewith shall be true and correct in all respects on the date hereof and on the Closing Date (except for changes specifically permitted hereunder) as though such representations and warranties were made on the Closing Date.

     6.2   Performance of this Agreement.  The Buyer shall have duly performed
           -----------------------------
or complied with all of the obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing Date.

     6.3   Certificate of the Buyer.  The Seller shall have received a
           ------------------------
certificate signed by the President of the Buyer dated as of the Closing Date and subject to no qualification certifying that the conditions set forth in this Article have been fully satisfied. Such certificate shall be deemed a representation and warranty of the Buyer hereunder.

     6.4   Authorization and Good Standing.  The Seller shall have received from
           -------------------------------
the Buyer:

     (a) A certificate that this Agreement has been duly executed and delivered on behalf of the Buyer and is binding and enforceable against it in accordance with its terms.

     (b)   A Certificate of Good Standing from the State of Delaware.

     6.5   Payment of Purchase Price and Assumption of Liabilities and
           -----------------------------------------------------------
Obligations. The Seller shall receive from the Buyer on the Closing Date the
-----------
purchase price provided for in this Agreement and appropriate documents assuming the Assumed Obligations as provided in Section 1.2 hereof.

     6.6   Purchase of Cylinders.  Simultaneously with this Closing, the Buyer
           ---------------------
or its Distributors will have purchased all of the propane gas cylinders owned by Seller at a purchase price of seventy-five (75%) percent of retail cost for cash, excepting those cylinders located in Colorado.

     6.7   Colorado.  An agreement has been negotiated and finalized between
           --------
Seller and Anamo Services, Inc., the existing Buyer's Distributor in Colorado to combine the Seller's Assets located in said state with the Assets and business of Anamo Services, Inc. to operate a cylinder exchange business and such business has become the Buyer's Distributor for Colorado.

     6.8   Further Assurances.  The Seller shall have received such further
           ------------------
instruments and documents as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained and the performance of all conditions to the consummation of such transactions.

                                  ARTICLE VII

                                INDEMNIFICATION
                                ---------------

     7.1   Indemnification of Buyer.  For a term of three years after the
           ------------------------
Closing Date, the Seller hereby agrees to indemnify and hold the Buyer, any subsidiary or affiliated corporation of the Buyer or any officer, director, agent, employee, parent or affiliate of them (an "Indemnified Person") harmless from and against any and all losses, claims, damages, liabilities, costs, counsel fees and other expenses of every nature whatsoever incurred or asserted against them, resulting from or arising out of
(i) any breach by the Seller of any representation, warranty, covenant, agreement or other obligation of the Seller made or incurred under or pursuant to this Agreement; (ii) any claim relating to the business of the Seller (except for Assumed Obligations, as defined herein) based on a state of facts existing prior to or on the Closing Date (other than a claim arising out of acts of Buyer's employees, agents, or representatives), whether or not such claim constitutes a breach of any representations, warranty, covenant, agreement or other obligation of the Seller; and (iii) any liability or obligation of the Seller which is not expressly assumed by the Buyer under this Agreement; [(i) through (iii) herein collectively referred to as "Indemnifiable Losses"].

     7.2   Indemnification of Seller.  For a term of three years after the
           -------------------------
Closing Date, the Buyer hereby agrees to indemnify and hold the Seller, any subsidiary or affiliated corporation of the Seller or any officer, director, agent, employee, parent or affiliate of them (an "Indemnified Person") harmless from and against any and all losses, claims, damages, liabilities, costs, counsel fees and other expenses of every nature whatsoever incurred or asserted against them, resulting from or arising out of (i) any breach by the Buyer of any representation, warranty, covenant, agreement or other obligation of the Buyer made or incurred under or pursuant to this Agreement; and (ii) any claim relating to the Assets described herein of the Buyer based on a state of facts occurring after the Closing Date (other than a claim arising out of acts of Seller's employees, agents, or representatives), whether or not such claim constitutes a breach of any representations, warranty, covenant, agreement or other obligation of the Buyer [(i) and (ii) herein collectively referred to as "Indemnifiable Losses"].

     7.3   Participation in Litigation.  In the event any suit or other
           ---------------------------
proceeding is initiated against an Indemnified Person with respect to which such Indemnified Person alleges the other party is or may be obligated to indemnify such Indemnified Person hereunder, the other party shall be entitled to participate in such suit or proceeding, at its expense and by counsel of its choosing, provided that (a) such counsel is reasonably satisfactory to the Indemnified Person, and (b) the Indemnified Person and its counsel shall retain primary control over such suit or proceeding. If defense is undertaken by an insurance company of either party, then either Buyer or Seller may participate at their own expense. Such counsel shall be afforded access to all information pertinent to the suit or proceeding in question. The Indemnified Person shall not settle or otherwise compromise any such suit or proceeding without the prior consent of the other party, which consent shall not be unreasonably withheld, if the effect of such settlement or compromise would be to impose liability on the other party hereunder.

     7.4   Payment of Indemnity.  In the event an Indemnified Person suffers an
           --------------------
Indemnifiable Loss, then the other party shall pay such Indemnifiable Loss in cash or make such escrow or other arrangements for the payment of such Indemnifiable Loss as will absolve the Indemnified Person of any liability therefor. Acknowledged payment by either party's insurance company shall constitute acceptable arrangements for payment hereunder.

                                 ARTICLE VIII

                                 MISCELLANEOUS
                                 -------------

     8.1   Survival of Warranties and Representations.  Notwithstanding any
           ------------------------------------------
investigation by either the Seller or the Buyer, all representations, warranties and agreements of the Seller and Buyer made under or pursuant to this Agreement shall survive the Closing Date hereunder for a period of three (3) years.

     8.2   Assignment; Binding Agreement.
           -----------------------------

     (a) This Agreement and all or any part of the Buyer's rights and obligations hereunder may not be assigned by the Buyer at any time without the prior consent of Seller which shall not be unreasonably withheld but such assignment will not relieve Buyer of any of Buyer's obligations, duties or liabilities under this Agreement.

     (b) Neither this Agreement nor any of the Seller's rights or obligations hereunder may be assigned by the Seller without the Buyer's prior written consent which shall not be unreasonably withheld but such assignment shall not relieve Seller of any of Seller's obligations, duties and liabilities under this Agreement.

     (c) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and to their respective successors and permitted assigns.

     8.3   Termination of this Agreement.  This Agreement and the transactions
           -----------------------------
contemplated hereby may be terminated prior to the Closing Date only as follows:

     (a)   By mutual consent of the Buyer and the Seller.

     (b) If any of the conditions precedent to the Closing are not met on or at the Closing.

     8.4   Remedies.  Nothing contained herein is intended to or shall be
           --------
construed so as to limit the remedies which either party may have against the other in the event of a breach by either party of any representation, warranty or agreement made under or pursuant to this Agreement, it being intended that any remedies shall be cumulative and not exclusive. The parties agree that if any party hereto is obligated to, but nevertheless does not, consummate this transaction, then any other party, in addition to all other rights or remedies, shall be entitled to the remedy of specific performance mandating that the other party or parties consummate this transaction. In an action for specific performance by any party against another party, the other party shall not plead adequacy of damages at law.

     8.5   Entire Agreement and Modification.  This Agreement, including the
           ---------------------------------
Schedules attached hereto and the documents delivered pursuant hereto, constitutes the entire agreement between the parties. No changes of, modifications of, or additions to this Agreement shall be valid unless the same shall be in writing and signed by all parties hereto.

     8.6   Severability.  If any provision of this Agreement shall be determined
           ------------
to be contrary to law and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms.

     8.7   Counterparts.  This Agreement may be executed in one or more
           ------------
identical counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     8.8   Headings.  The table of contents and article and section headings
           --------
contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

     8.9   Governing Law.  This Agreement shall be construed and interpreted
           -------------
according to the laws of the State of North Carolina.

     8.10  Payment of Fees and Expenses.  Except as may be other-wise provided
           ----------------------------
herein, each party hereto shall pay all fees and expenses of such party's respective counsel, accountants and other experts and all other expenses incurred by such party incident to the negotiation, preparation and execution of this Agreement and the consummation of the transaction contemplated hereby. Each party agrees to indemnify and hold the other party harmless from and against any claim or liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein.

     8.11  Further Documents.  The Seller and Buyer hereby agree to deliver to
           -----------------
the other party such other and further agreements, consents, documents or instruments of conveyance, assignment or transfer and to do such other things and to take such other actions, supplemental or confirmatory, as may be required for the purpose of or in connection with the consummation or evidencing of the transactions contemplated hereunder.

     8.12  Schedules a Part of Agreement.  The Schedules to this Agreement
           -----------------------------
constitute an integral part of this Agreement.

     8.13  No Public Announcement.  The parties hereto agree that they will make
           ----------------------
no public announcements concerning the sale of the Assets and Assumed Obligations hereunder or which make reference to said sale (or the sale of the business represented thereby), unless each party has previously agreed to the content of such announcement or unless it is otherwise required by law.

     8.14  Notices.  All notices, requests, demands and other communications
           -------
hereunder shall be deemed to have been duly given if the same shall be in writing and shall be delivered personally or sent by registered or certified mail, postage prepaid, overnight courier or telecopy and addressed as set forth below:

     (a)   If to Buyer:  Blue Rhino Corporation
                              ATTN:  Mr. Billy D. Prim
                              Chief Executive Officer
                              104 Cambridge Plaza Drive
                              Winston-Salem, NC  27104
          copy to:            Don R. House
                              House Law Firm
                              3325 Healy Drive
                              Winston-Salem, NC  27103

     (b)  If to Seller:  Bison Propane Bottle Exchange LLC
                              ATTN:  Mr. C. J. Lett III, Manager
                              9320 East Central
                              Wichita, Kansas 67206

          copy to:            D. Keith McFall
                              Phillips McFall McCaffrey
                                McVay & Murrah, P.C.
                              One Leadership Square, 12th Floor
                              211 North Robinson
                              Oklahoma City, OK 73102

     Any party may change the address to which notices are to be addressed by giving the other parties notice in the manner herein set forth.

     8.15  Arbitration.  The parties hereto agree to submit to arbitration any
           -----------
and all matters in dispute or in controversy among them concerning the terms and provisions of this Agreement. All such disputes and controversies shall be determined and adjudged by an arbitrator or arbitrators selected in accordance with the commercial arbitration rules (the "Rules") of the American Arbitration Association. The arbitration shall be held in Memphis, Tennessee or such other location as agreed by all of the parties, and shall be conducted in accordance with the Rules, and the decision of the arbitrator(s) shall be final and binding on the parties. The determination of which party (or combination thereof) shall bear the costs and expenses incurred in any such arbitration proceedings shall be determined by the arbitrator(s). Any such decision and satisfaction thereof may be enforced in any court having jurisdiction over the subject matter or the parties. Notwithstanding the foregoing, either party may institute a civil action in a court for the sole purpose of maintaining the status quo during the pendency of any arbitration proceeding and the parties agrees that said court has personal jurisdiction over the parties.

     8.16  Attorney Fees.  In the event an arbitration, suit or action is
           -------------
brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

     8.17  Non-Compete.  Seller and C. J. Lett, III, John Stephens and Hal
           -----------
Ramsey individually, each agree that during the term of three (3) years after the Closing, they shall not, without the prior written consent of the Buyer, directly or indirectly, for their individual benefit or the benefit of another person, firm or corporation either:

     (a) engage in the purchase, storage, distribution, sales, rental, or exchange of propane gas and propane gas cylinders within fifty (50) miles of any of the Locations except (i) pursuant to a Buyer's Distributors Agreement; and (ii) Hal Ramsey's existing operation located in Hutchinson, Kansas, provided, however, that Seller may liquidate any or all of its propane gas assets not purchased by Buyer pursuant to this Agreement;

     (b) have any material ownership in any corporation, partnership, firm, association or business (except Buyer) which is primarily engaged in the cylinder exchange of propane gas within fifty (50) miles of any of the Locations are located;

     (c) request any past or present customers of Seller within fifty (50) miles of any of the Locations to curtail or cancel their business with Buyer;

     (d) disclose to any person, firm or corporation the names of customers of the Seller; or

     (e) induce or attempt to influence any employee of Buyer to terminate his employment.

     8.18  Seller's Put Option.  If Seller receives part of the purchase price
           -------------------
in unregistered common stock of Buyer as set forth in Section 1.3(c) and the stock does not become freely transferable under applicable Federal Security Laws by registration or otherwise on or prior to twelve (12) months after the Closing then

Seller shall have the put option to require Buyer to purchase and redeem all of such stock from Seller for cash in the amount of the original purchase price plus interest at eight (8%) per annum from the Closing Date. The Seller must exercise its put option by written notice to Buyer on or before twelve (12) months after the Closing and the purchase and redemption shall be closed within ten (10) days after Buyer's receipt of Seller's notice at a time and place agreed by the parties.

     8.19  Binding Effect.  This Agreement and all the provisions hereof shall
           --------------
be binding upon and enure to the benefit of the parties hereto and their respective successors and allowed assigns.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the day and year first above written.

                              BUYER:
                              BLUE RHINO CORPORATION


                              By:__/s/ Billy Prim____
                                              Officer


                              SELLER:
                              BISON PROPANE BOTTLE EXCHANGE LLC


                              By:__/s/ C.J. Lett III___
                                              Manager


                              By:__/s/ Hal Ramsey______
                                              Manager


                              _____/s/ C.J. Lett III_________(SEAL)
                              C. J. Lett, III, Individually
                              as to Section 8.17

                              ____/s/ John Stephens________(SEAL)
                              John Stephens, Individually
                              as to Section 8.17


                              ____/s/ Hal Ramsey__________(SEAL)
                              Hal Ramsey, Individually
                              as to Section 8.17

                               LIST OF SCHEDULES
                               -----------------

1.1(a)    List of Locations

1.2       Assumed Obligations

1.7       Allocation of Purchase Price

2.3       Financial Information

2.4       Subsequent Events

2.5       Default in Assumed Obligations

2.7       Liens and Encumbrances on Assets

2.9       Customer List

2.12      Contracts and Commitments

2.14      Litigation

2.15      Insurance

     THE SHARES OF COMMON STOCK TO BE ISSUED AS PARTIAL CONSIDERATION FOR THE ASSETS TO BE ACQUIRED PURSUANT TO THE TERMS HEREOF ARE ONLY OFFERED TO PERSONS WHO ACQUIRE SUCH COMMON STOCK AS LONG-TERM INVESTMENT WITHOUT A VIEW TOWARD FURTHER DISTRIBUTION.

     AN INVESTMENT IN BUYER IS SPECULATIVE AND ENTAILS A HIGH DEGREE OF RISK.

     SELLER MUST CONSULT AND RELY UPON THE ADVICE OF ITS OWN COUNSEL AND OTHER ADVISERS WITH RESPECT TO THE TAX, FINANCIAL AND OTHER CONSEQUENCES OF AN INVESTMENT IN BUYER.

     THE COMMON STOCK DESCRIBED HEREIN WILL NOT BE REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE, BUT WILL BE OFFERED IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND COMPARABLE PROVISIONS OF THE LAWS OF APPLICABLE STATES. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES LAW ADMINISTRATOR HAS APPROVED OR DISAPPROVED THE SECURITIES DESCRIBED HEREIN OR PASSED ON OR ENDORSED THE MERITS OF THE INVESTMENT DESCRIBED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     SELLER AND ITS REPRESENTATIVES SHALL BE ENTITLED TO OBTAIN FROM BUYER AND ITS MANAGEMENT SUCH ADDITIONAL INFORMATION AS MAY BE REASONABLY REQUESTED TO VERIFY OR CLARIFY ANY INFORMATION CONTAINED HEREIN OR REQUIRED TO JUDGE THE MERITS OF AN INVESTMENT IN THE BUYER, TO THE EXTENT SUCH INFORMATION IS AVAILABLE OR MAY BE OBTAINED WITHOUT UNREASONABLE DIFFICULTY OR EXPENSE. EXCEPT AS AFORESAID, NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY STATEMENT NOT CONTAINED IN THIS AGREEMENT AND THE SCHEDULES AND EXHIBITS ATTACHED HERETO, AND ANY INFORMATION OR STATEMENT NOT CONTAINED IN THIS AGREEMENT OR THE SCHEDULES OR EXHIBITS ATTACHED HERETO CANNOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY BUYER OR ITS PROFESSIONAL ADVISORS. ANY REPRODUCTION OR DISTRIBUTION OF THIS AGREEMENT, THE SCHEDULES AND EXHIBITS HERETO, OR ANY INFORMATION PROVIDED UPON THE REQUEST OF THE SELLER, IN WHOLE OR IN PART, OR THE DIVULGENCE OF ANY OF ITS CONTENTS, IS PROHIBITED WITHOUT THE PRIOR WRITTEN CONSENT OF BUYER.

     THIS AGREEMENT DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED.

     THE DELIVER OF THIS AGREEMENT OR ANY INFORMATION REQUESTED BY THE SELLER IN CONNECTION HEREWITH AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

     THIS AGREEMENT HAS BEEN PREPARED FOR THE EXCLUSIVE USE AND BENEFIT OF THE SELLER AND ITS ADVISERS. UNDER NO CIRCUMSTANCES SHALL IT CONSTITUTE AN

OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY UNLESS THE SELLER SATISFIES THE SUITABILITY STANDARDS REQUIRED BY APPLICABLE SECURITIES LAWS.

                                      (i)

                                    - 35 -